UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

May 12, 2017 (May 12, 2017)

Joey New York, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-180954	68-0682410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Trump Tower I, 16001 Collins Ave #3202 Sunny Isles Beach, Florida	33160
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (305) 948-9998

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On May 3, 2017, Joey New York, Inc. ("Joey" or the "Company") entered into a Securities Purchase Agreement ("Securities Purchase Agreement"), pursuant to which Joey sold a nine month, $600,000 convertible promissory note (the "Note") with Kodiak Capital Group, LLC (the "Lender").  The Note can be converted at a fixed price of $1.00 per share.  The Note has a 10% original issue discount and bears 24% interest for any amounts not paid by the maturity date.  The Company received $135,000 as an initial funding from the Note, with the balance funded post closing upon mutual agreement.  The Company issued a warrant ("Warrant") to purchase 800,000 shares of common stock with a cashless exercise price of $0.75 per share in connection with the Note.  The Note may be prepaid at the Company's option at 130% multiplied by the total outstanding amount of the Note at the time of prepayment.

Upon an Event of Default, the Lender can convert all or part of the Note into common stock at the lessor of $1.00 per share or 50% of the lowest trading price for the common stock for the 30 days immediately prior to conversion.

Closing on this Agreement occurred on May 12, 2017.

Also on May 3, 2017, the Company entered into an Equity Purchase Agreement (the "Equity Agreement"), and a Registration Rights Agreement (the "Rights Agreement") with the Lender.  As a condition for the execution of the Investment Agreement, we issued a 10% convertible promissory note (the "Commitment Note") in principal value equal to $25,000.00, maturing six months from the date of issuance.  The convertible promissory note has no registration rights and is convertible into the common stock of the Company upon any default at the rate of 50% of the 30 day weighted average trading price prior to conversion.  We also issued the Lender 50,000 shares of common stock.

Under the terms of the Equity Agreement, the Lender will purchase, at the Company's election, up to $2,000,000 of the Company's registered common stock (the "Shares"). During the three year term of the Investment Agreement, the Company may at any time in its sole discretion deliver a "put notice" to the Lender thereby requiring the Lender to purchase a certain dollar amount of the Shares.  Simultaneous with the delivery of such Shares, the Lender shall deliver payment for the Shares.  Subject to certain restrictions, the purchase price for the Shares shall be equal to 70% of the lowest closing bid price of the common stock during the five-day trading period immediately after Put Notice.

The number of Shares sold to the Lender shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by the Lender, would result in the Lender owning more than 4.99% of all of the Company's common stock then outstanding.  Additionally, the Lender may not execute any short sales of the Company's common stock.

Under the terms of the Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Shares.  The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when the Lender may sell all the Shares under Rule 144 without volume limitations, or (iii) the date the Lender no longer owns any of the Shares.

The foregoing descriptions are qualified in their entirety by reference to the Securities Purchase Agreement, Note, Warrant, Equity Agreement, Commitment Note and Rights Agreement, copies of which appear as Exhibits to this Form 8-K and are incorporated by reference to this Item 1.01.

Item 9.01.  Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Securities Purchase Agreement between Joey New York, Inc. and Kodiak Capital Group LLC dated May 3, 2017.

10.2	Promissory Note Joey New York, Inc. and Kodiak Capital Group LLC dated May 3, 2017.

10.3	Common Stock Purchase Warrant between Joey New York, Inc. and Kodiak Capital Group LLC dated May 3, 2017.

10.4	Equity Purchase Agreement between Joey New York, Inc. and Kodiak Capital Group LLC dated May 3, 2017.

10.5	Commitment Note between Joey New York, Inc. and Kodiak Capital Group LLC dated May 3, 2017.

10.6	Registration Rights Agreement between Joey New York, Inc. and Kodiak Capital Group LLC dated May 3, 2017,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOEY NEW YORK, INC.
(Registrant)

Dated: May 12, 2017	By: \s\ Richard Roer
Richard Roer
President